Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 10, 2004 relating to the financial statements and financial statement schedule, which appears in Moscow CableCom Corp.'s (formerly known as Andersen Group, Inc.) Annual Report on Form 10-K for the year ended February 29, 2004.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

 /s/ ZAO PricewaterhouseCoopers

Moscow, Russian Federation
October 12, 2004